BYLAWS

of

BRS GROUP, INC.

ARTICLE I

Offices

1.           Registered Offices.  The registered office of BRS Group, Inc. (the “Corporation”) shall be as set forth in the Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”).

2.           Other Offices.  The Corporation may have offices at such places within or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine by resolution.

ARTICLE II

Meetings of Stockholders

1.           Place of Meetings.  All meetings of stockholders shall be held at such place within or outside the State of Delaware as the Board of Directors may from time to time determine and as shall be stated in the notice of meeting.

2.           Annual Meeting of Stockholders.  The annual meeting of the stockholders for the election of directors shall be held on such date and at such time and place within or outside the State of Delaware, as may be designated by the Board of Directors from time to time and set forth in the notice of meeting. At each annual meeting, directors shall be elected and any other business that is properly brought before the meeting may be transacted.

3.           Special Meetings of Stockholders.  Special meetings of stockholders may be called at any time by, and only by,  the Board of Directors and not by any other person.   Each special meeting shall be held on such date and at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

4.           Notice of Meetings.  Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

5.           Quorum at Meetings of Stockholders.  Except as otherwise provided by law or the Certificate of Incorporation, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Such a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Article II, Section 6 of these Bylaws until a quorum shall attend.

6.           Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

7.           Voting at Meetings of Stockholders.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share held by such stockholder of capital stock which has voting power upon the matter in question.  Shares of its own capital stock belonging to the Corporation shall neither be entitled to vote nor be counted for quorum purposes. Voting at meetings of stockholders need not be by written ballot.  At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect directors.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

8.           Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

9.           Fixing Date for Determination of Stockholders of Record.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof (but excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting, which is discussed in Article II, Section 9(b) below), entitled to call special meetings, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action (excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting), shall not be more than 60 days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b)           In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Delivery shall be by hand or by certified or registered mail, return receipt requested. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

10.           List of Stockholders Entitled to Vote.  At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during normal business hours at the principal office of the Corporation, for a period of at least 10 days prior to the meeting.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  Except as otherwise required by law, the original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

11.           Action By Written Consent of Stockholders.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

Board of Directors

1.           Number and Qualification.  The Board of Directors shall consist of a number of directors as may be fixed from time to time by action of the Board of Directors, which number may be increased or decreased as provided herein.  The Board of Directors, by vote of a majority of the Board of Directors, increase the number of directors and may elect directors to fill the vacancies created by any such increase until their successors are duly elected and qualified.  The Board of Directors, by vote of a majority of the Board of Directors, decrease the number of directors, but any such decrease shall not affect the term of office of any director.  The stockholders shall elect directors at each annual meeting of stockholders.  Each of the directors shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify, or until his death in office or his earlier resignation or removal.  Directors need not be stockholders.

2.           Powers of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all the powers possessed by the Corporation itself and do all such lawful acts and things as are not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, or these Bylaws.  The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves of working capital, or for any such proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board of Directors may deem to be in the interests of the Corporation; and the Board of Directors shall likewise have power, subject to the provisions of the Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the Corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

3.           Directors’ Meetings.  Meetings of the Board of Directors may be held either within or outside the State of Delaware.

(a)           Regular meetings.  The Board of Directors may from time to time provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings are to be held.

(b)           Special Meetings. Meetings other than regular meetings may be called at any time by the Chairman and must be called by the Secretary upon the written request of a majority of the directors then in office.

(c)           Notice. Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by law, the Certificate of Incorporation, the Bylaws, or the Board of Directors. Notice of each meeting, other than regular meetings (unless otherwise required by the Board of Directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or means of electronic transmission to him at least one day before the meeting unless, in case of exigency, the President or Secretary shall prescribe a shorter notice to be given personally or by telephone, facsimile transmission, or other means of electronic transmission to all or any one or more of the directors at their respective residences or places of business.

4.           Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

5.           Quorum; Manner of Acting.  At all meetings of the Board of Directors, a quorum shall be a majority of directors then in office. Except as herein otherwise provided, and except as otherwise provided by applicable law or the Certificate of Incorporation, a vote of a majority of the directors present at a meeting in which a quorum is present shall constitute the act of the Board of Directors.

6.           Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

7.           Committees.  The Board of Directors by resolution may provide for such standing or special committees as it deems desirable and may discontinue the same at its pleasure. Subject to any applicable law, each committee shall consist of one or more of the directors of the Corporation as determined by the Board of Directors.   Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

8.           Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE IV

Officers

1.           Titles; Election.  The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable, all of whom shall hold office at the pleasure of the Board of Directors and shall have such authority and shall perform such duties as set forth in these Bylaws or as the Board of Directors shall prescribe from time to time.  Any officer may be, but is not required to be, a director of the Corporation.  Any two or more offices may be held by the same person.

2.           Duties.  The Board of Directors may require any officer, agent or employee to give bond for the faithful performance of this duties in such form and with such sureties as the Board of Directors may require.  Subject to such extension, limitations, and other provisions as the Board of Directors, the Certificate of Incorporation or the Bylaws may from time to time prescribe, the following officers shall have the following powers and duties.

(a)           President.  The President shall be the Chief Executive Officer of the Corporation and shall have the general supervision of the business, affairs and property of the Corporation and over its officers subject to the control of the Board of Directors.  In the absence or inability to act of the Chairman, the President shall preside at all meetings of the stockholders and the Board of Directors and shall have and perform all the powers and duties of the Chairman, subject to the control of the Board of Directors.  In general, the President shall exercise the powers and authority and perform all of the duties commonly incident to the office of President and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.  The same individual may be elected or appointed Chairman of the Board of Directors and President.

(b)           Vice President.  The Vice President or Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors and, in the absence or disability of the President, the Vice Presidents in order of seniority shall exercise all powers and duties pertaining to the office of the President.

(c)           Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the Board of Directors shall prescribe from time to time.

(d)           Treasurer.  The Treasurer, in all cases subject to the direction of the Board of Directors, shall have the care and custody of the monies, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office.  The Treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate.  The Treasurer may endorse for deposit of collection all checks, notes, etc. payable to the Corporation or to its order.  The Treasurer shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.  The Treasurer shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.  The Treasurer shall be subject in every way to the order of the Board of Directors and/or the President and whenever the Board of Directors or President may require it, shall prepare an account of all his transactions and of the financial condition of the Corporation.

(e)           Chairman of the Board of Directors.  The Chairman of the Board of Directors (the “Chairman”) if appointed by the Board of Directors, when present shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall perform such other duties as the Board of Directors may prescribe from time to time.

3.           Delegation of Authority.  The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.           Salaries.  The salaries of all officers shall be fixed by the Board of Directors or a committee thereof.

ARTICLE V

Resignation, Removals and Vacancies

1.           Resignation.  Any director, officer, or agent may resign at any time by giving written notice thereof to the Board of Directors, the President, or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2.           Removals.  At a special meeting called for such purpose or by written consent in lieu thereof, the stockholders of the Corporation may by vote of the majority of the issued and outstanding shares of the capital stock entitled to vote generally in the election of directors, remove from office, with or without cause, any director elected by such holders, and elect his or her successor, unless otherwise provided by law or the Certificate of Incorporation.  The Board of Directors may remove from office any officer of the Corporation with or without cause.  The Board of Directors from time to time may delegate to any other officer or to any director the powers and duties of any other officer.

3.           Vacancies.  Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal..  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

ARTICLE VI

Capital Stock

1.           Certificates of Stock.  The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Any such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.  Any of such signatures may be in facsimile. In case any officer who has signed, or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the Corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the Corporation.

2.           Lost Certificates.  In case of loss or mutilation or theft or destruction of a certificate of capital stock of this Corporation, a duplicate certificate may be issued upon such terms as the Board of Directors may determine.  When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

3.           Transfer Agent.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII

Fiscal Year, Bank Deposits, Checks, etc.

1.           Fiscal Year.  The fiscal year of the Corporation will commence on October 1, or on such other date as the Board of Directors may by resolution designate.

2.           Bank Deposits, Checks, Etc.  The funds of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors may from time to time designate. All checks, drafts, notes, or other obligations for the payment of money shall be signed by such persons as the Board of Directors from time to time by resolution may direct or authorize.

ARTICLE VIII

Books and Records

1.           Place of Keeping Books.  Unless otherwise expressly required by the laws of Delaware, the books and records of this Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

2.           Examination of Books.  Except as otherwise provided by law, the Certificate of Incorporation or in these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of this Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX

Notices

1.           Requirements of Notice.  Whenever notice is required to be given by law or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2.           Waivers.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE X

Seal

The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words, “Corporate Seal, Delaware.”

ARTICLE XI

Powers of Attorney

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

ARTICLE XII

Amendments

These Bylaws may be altered, amended or repealed, and any new Bylaws may be made, only by the stockholders of the Corporation.